UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

Cordia Bancorp Inc.

(Exact name of registrant as specified in its charter)

Virginia	26-4700031
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11730 Hull Street Road, Midlothian, Virginia 23112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 744-7576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisiton or Dispositon fo Assets

On March 29, 2013, Cordia Bancorp Inc., a Virginia corporation (“Cordia Bancorp” or the “Company”), completed the reorganization of Bank of Virginia into a wholly-owned subsidiary of Cordia Bancorp pursuant to an Agreement and Plan of Share Exchange dated as of August 28, 2012, as amended as of January 23, 2013, between Cordia Bancorp and Bank of Virginia (the “Agreement”). Pursuant to the Agreement, each share of common stock of Bank of Virginia held by persons other than Cordia Bancorp was converted into the right to receive 0.664 of a share of common stock of Cordia Bancorp (the “Share Exchange”). Upon completion of the Share Exchange, Cordia Bancorp became the holding company for Bank of Virginia and owns all of the issued and outstanding shares of Bank of Virginia’s common stock. In connection with the Share Exchange, approximately 701,308 shares of Cordia Bancorp common stock (without taking into consideration cash issued in lieu of fractional shares) were issued in exchange for the outstanding shares of common stock of Bank of Virginia held by persons other than Cordia Bancorp.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Bank of Virginia under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)  Pro Forma Financial Information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d) Exhibits

Number	Description

2.1	Agreement and Plan of Share Exchange dated as of August 28, 2012, by and between Cordia Bancorp Inc. and Bank of Virginia, as amended (Incorporated by reference to Appendix A to Registration Statement on Form S-4 (File No. 333-186087), as amended, initially filed on January 18, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORDIA BANCORP INC.
(Registrant)

Date: April 2, 2013	By:	/s/ Jack Zoeller
Jack Zoeller
President and Chief Executive Officer